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                                                                  Exhibit 10.26

                                IPCENTA LIMITED
                  The Pall Mall Deposit, 124-128 Barlby Road
                    London W10 6BL, Phone: 44 1181 962 3200



March 23, 2000

Martin Rushe
c/o iPcenta Limited
The Pall Mall Deposit
124-128 Barlby Road
London W10 6BL
Phone: 44 1181 962 3200

RE:  Purchase of 100 Common Units of CompleTel, LLC

Dear Mr. Rushe:

This letter is delivered in connection with the purchase by you, Martin Rushe ("Rushe") of 100 common units (the "Units") of CompleTel LLC ("CompleTel") at a per unit price of US$2,065 and an aggregate price of US$206,500. IPcenta Limited ("iPcenta") has agreed to loan you the purchase price in exchange for a promissory note dated as of March 23, 2000, but effective from January 15, 2000 (the "Note"). The purpose of this Letter is to set forth the understandings among you, CompleTel and iPcenta concerning the forgiveness of principal and accrued interest on the Note.

In connection with the foregoing, the parties agree as follows:

     1. At such time as ownership of any of the Units vest pursuant to the vesting provisions contained in the Amended and Restated Executive Securities Agreement and the Second Amended and Restated Performance Vesting Agreement, or any successor vesting agreement (the "Vesting Agreements"), iPcenta agrees to forgive a pro rata percentage of principal and accrued interest under the Note.

     2. At such time as ownership of any of the Units are forfeited under the Vesting Agreements, a pro rata percentage of principal and accrued interest under the Note will become due and payable; provided, however, that such obligation will be satisfied in full by CompleTel repurchasing such forfeited Units pursuant to the Vesting Agreements and paying the repurchase price directly to iPcenta.

     3. IPcenta agrees to reimburse Rushe for any and all taxes incurred by him as a result of iPcenta forgiving any principal and accrued interest under the
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Martin Rushe
March 23, 2000
Page 2




Note. IPcenta's intention is that Rushe shall be held fully harmless from any additional taxes of any kind associated with such loan forgiveness.

Please indicate your acceptance of this agreement by signing below.

Very truly yours,

IPCENTA LIMITED



By:   /s/ James E. Dovey
   ---------------------------
     James E. Dovey, Director


Accepted and agreed to as of the date first written above:

                              COMPLETEL LLC


/s/ Martin Rushe              /s/ William H. Pearson
-----------------------       ----------------------------
Martin Rushe                  William H. Pearson
                              President and CEO